Exhibit 10.02

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

AMENDMENT TO MEMORANDUM OF UNDERSTANDING Dated May 14, 2008

This Amendment to Memorandum Of Understanding (this “Amendment”) is made and entered into as of January 1, 2010 (“Effective Date”) by and Between Capso Vision Inc. (“CAPSO”), a Delaware, USA corporation with its principal office located at 18805 Cox Avenue, Suite 250, Saratoga, CA 95070, United State of America, and Largan Precision Co., Ltd. (“Largan”), a Republic of China corporation with its principal office located at No. 11 Jingke Rd, Nantun Dist., Taichung, 40852, Taiwan, the Republic of China.

WHEREAS, CAPSO and Largan entered into the Memorandum of Understanding dated May 14, 2008 (“MOU”) and consider the MOU a binding contract between the parties hereto;

WHEREAS, Largan has been investing in and supporting the prototyping and production of a capsule imaging device (“Product”) for CAPSO since the year of 2006; and

WHEREAS, CAPSO and Largan intend to modify the MOU based on the change of circumstances.

NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereto agree as follows:

I.	As of the Effective Date, both parties hereto have set forth their mutual understanding and agreement to make this Amendment effective and binding and incorporated into the MOU.

II.	The second “Whereas clause” of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

Whereas, CAPSO has been engaged in developing capsule imaging devices for use in the gastrointestinal tract, one of which permits visual imaging of the colon (“Product 1”) and one of which permits visual imaging of the small bowel (“Product 2’) (collectively, Product 1 and Product 2 are “the Product”), and Largan desires to participate in the development program by manufacturing certain components of and providing certain services in connection with the Product for CAPSO to the extent permitted under applicable laws;

III.	Section 1 of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

Both parties understand and agree that CAPSO shall be responsible for design and development of the Product and the components thereof, either by itself or by coordinating with other third parties. Largan will use its technology or know-how in relation to the manufacture process and will design and develop the mold and produce the prototypes for both Product 1 and Product 2. Any molds and their associated designs and any manufacture process technology used or developed by Largan in performance of this Agreement shall remain the exclusive property and intellectual property rights of Largan, which shall not be deemed to be transferred from Largan to CAPSO by this Agreement.

IV.	The second and third paragraphs of Section 2 of the MOU shall be deleted and replaced in their entirety with the following bold italic paragraphs below:

“Capso Background Technology” shall mean: (a) technology developed prior to or outside of this Agreement that is owned by Capso including any subsequent modification or improvement thereof at any time; and/or (b) third party technology that is licensed by Capso including any subsequent modification or improvement thereof at any time; and in each case used by Capso in the performance of this Agreement. As between the parties, Capso shall retain all right title and interest in and to the Capso Background Technology including without limitation all intellectual property rights thereto. Nothing in this Agreement will be deemed to transfer from Capso to Largan any rights in any Capso Background Technology.

“Largan Background Technology” shall mean: (a) Largan’s technology developed prior to or outside of this Agreement that is owned by Largan including any subsequent modification or improvement thereof at any time; and/or (b) third party technology that is licensed by Largan including any subsequent modification or improvement thereof at any time; and in each case used by Largan in the performance of this Agreement. As between the parties, Largan shall retain all right title and interest in and to the Largan Background Technology including without limitation all intellectual property rights thereto. Nothing in this Agreement will be deemed to transfer from Largan to CAPSO any rights in any Largan Background Technology.

V.	The fourth paragraph starting with “Foreground Technology” of Section 2 of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

“Foreground Technology” shall mean technology that is prepared, conceived or reduced to practice and any subsequent modification or improvement thereof by either party in the performance of this Agreement. Nothing in this Agreement will be deemed to transfer from either party to the other any rights in any Foreground Technology.

VI.	The fifth paragraph starting with “Design Improvements” of Section 2 of the MOU shall be deleted.

VII.	Section 3 of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

CAPSO agrees to grant Largan including its wholly-owned subsidiaries and Largan Medical Co., Ltd. so long as it is controlled by Largan during the term of this MOU a non-transferable, non-sublicensable, world-wide exclusive license to manufacture (hereinafter, the “Manufacture Right”) the optical component parts and optical assembly of the Product and to perform assembly and packaging to the extent permitted under the applicable laws and as mutually agreed by CAPSO and Largan. Notwithstanding the foregoing, if CAPSO pays Largan a one-time payment, CAPSO may manufacture, grant the Manufacture Right to third party(ies), or allow third party(ies) to jointly manufacture after CAPSO makes such payment. The amount of this one-time payment is dependent on progress in the product development process as below:

One-time Payment Amount
After Delivery of Prototype Capsules (Completed in August 2008)	[***]

After FDA Approval of either Product 1 or Product 2	[***]

VIII.	Section 4 of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

For the avoidance of doubt, the services to be provided by Largan shall include the following items:

Molding of capsule housing, prism, prism cover, optical lens elements, lens barrel, CPC, reflector, and capsule holder.

Assembly, testing, and packaging to the extent permitted under the applicable laws of the semi-finished Product to CAPSO so that CAPSO can perform on its own or contract with one or more third parties regarding medical device assembly, testing and/or packaging requirements.

Both parties agree that the service fee for the foregoing services (including manufacture and assembly services and assuming that such foregoing services are not materially reduced due to applicable laws) to be provided by Largan shall depend on the aggregate number of cumulative units of Product 1 and Product 2 combined sold to CAPSO as follows:

Cumulative Units of Product	Price per Unit (US dollar) Payment term: Net 30 days
[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

IX.	Section 8 of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

This Agreement shall be effective and binding as of the day first above written and may be terminated as provided in this Section 8. CAPSO may terminate this Agreement immediately upon notice if (i) Largan, its subsidiary or affiliate (including Largan Medical Co., Ltd) develops and markets a directly competing product, which however does not prevent Largan from manufacturing a competing product (e.g. a capsule endoscope) for a third party, or (ii) except solely due to force majeure, an extraordinary event or circumstance of nature entirely beyond the control of Largan, lack of necessary and sufficient spare components of the Product specified in Section 5 of the MOU, the failure of machines provided by CAPSO,CAPSO makes a change to the Product specification affecting LARGAN’s manufacturing process or yield which has not yet been agreed to by LARGAN (agreement is assumed unless otherwise indicated by LARGAN in writing or by email within 2 weeks of CAPSO providing new specification), or CAPSO’s modification of the quality requirement without prior agreement with Largan, Largan fails to use its reasonable, diligent and good faith efforts to manufacture and provide the other services specified herein necessary to supply a quantity of Product in any calendar quarter that (a) meets the good-faith forecast of Product demand provided by Capso (along with a valid purchase order) at least 60 days prior to the beginning of such calendar quarter, or (b) meets the monthly minimum guaranteed quantity of [***] pieces and such later updated quantity upon implementation with reasonable, diligent and good faith efforts of a production capacity expansion responding to CAPSO’s three- to six-month (depending on the increased quantity) advance written notice of a definite increase of the good-faith forecast (along with a valid purchase order) which necessitates such production capacity expansion, where the updated quantity for the quarter that includes the day three to six months from the written notice will be prorated based on the original and updated monthly quantities, whichever is less, and such breach or inability to provide services is not cured within 45 days from the date of notice by CAPSO of such breach or inability to provide services. Largan may may cease manufacturing Product or providing any services to CAPSO without any liabilities in the event CAPSO breaches the obligations hereunder which is not cured within 45 days from the date of notice by Largan of such breach, or is unable to pay or delays in payment for over 45 days. The following sections will survive termination of this Agreement: Section 1 regarding Largan exclusive property and intellectual property rights; Section 2 regarding Intellectual Property; Section 6 regarding Confidentiality; Section 8 regarding Term, Termination and Survival; and Section 9.

X.	Section 9 of the MOU shall be deleted and replaced in its entirety with the following bold italic paragraph below:

This Agreement or this MOU and any of its amendments executed between the parties hereto shall be governed solely by the laws of California, excluding its conflict of law principles. If a court of competent jurisdiction finds any provision of this Agreement or this MOU or any of its amendments executed between the parties hereto unlawful or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement or this MOU or any of its amendments executed between the parties will continue in full force and effect.

XI.	Any and all other provisions under the MOU shall remain unchanged, effective and binding.

IN WITNESS WHEREOF, the undersigned warrant and represent that they have the authority to enter into this Amendment on behalf of the person, entity or corporation listed above their name. By signing below, each party hereto agrees to be bound by the terms and conditions of this Amendment.

CAPSO VISION Inc.	Largan Precision Company, Ltd.

By: /s/ Johnny Wang	By: /s/ Adam Lin

Name: Johnny Wang	Name: Adam Lin

Title: President	Title: CEO

Date: Aug. 01, 2012	Date: 08/09/12